
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the financial statements contained in the Form 10-Q for the quarterly period ended
September 30, 1999 for Markel Corporation and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<DEBT-HELD-FOR-SALE>                         1,285,686
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                     281,409
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                               1,652,486
<CASH>                                           1,476
<RECOVER-REINSURE>                              38,697
<DEFERRED-ACQUISITION>                          50,859
<TOTAL-ASSETS>                               2,507,336
<POLICY-LOSSES>                              1,376,745
<UNEARNED-PREMIUMS>                            288,164
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                158,258
<PREFERRED-MANDATORY>                                0<F1>
<PREFERRED>                                          0
<COMMON>                                        25,593
<OTHER-SE>                                     360,390
<TOTAL-LIABILITY-AND-EQUITY>                 2,507,336
<PREMIUMS>                                     327,047
<INVESTMENT-INCOME>                             66,253
<INVESTMENT-GAINS>                               9,297
<OTHER-INCOME>                                   1,426
<BENEFITS>                                     210,747
<UNDERWRITING-AMORTIZATION>                     66,560
<UNDERWRITING-OTHER>                            56,903
<INCOME-PRETAX>                                 46,531
<INCOME-TAX>                                    11,168
<INCOME-CONTINUING>                             35,363
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    35,363
<EPS-BASIC>                                       6.34<F2>
<EPS-DILUTED>                                     6.27<F2>
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0<F3>
<PROVISION-PRIOR>                                    0<F3>
<PAYMENTS-CURRENT>                                   0<F3>
<PAYMENTS-PRIOR>                                     0<F3>
<RESERVE-CLOSE>                                      0<F3>
<CUMULATIVE-DEFICIENCY>                              0<F3>

<F1>Does not include Company-Obligated Mandatorily Redeemable Preferred Capital
Securities of Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest Debentures of Market Corporation.
<F2>Markel adopted Statement of Financial Accounting Standards No. 128 "Earnings
Per Share" effective December 31, 1997. The Financial Data Schedules tags "EPS-PRIMARY" and "EPS-DILUTED" refer to Basic EPS and Diluted EPS, respectively, as these terms are set forth in Statement of Financial Accounting Standards No. 128.
<F3>Available on an annual basis only.

